UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 4, 2023
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On October 4, 2023, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release in response to the short seller report issued by Capybara Research (the “Capybara Report”), a short selling research firm, on October 3, 2023.

Based on the review by the Company’s management team, we believe that the Capybara Report contain many errors, unsupported speculations and inaccurate interpretations of events. The Company’s management, together with its Board of Directors, intends to further review and examine the allegations and misinformation therein and will take whatever necessary and appropriate actions may be required to protect the interest of its shareholders. The Company is already in the process of identifying and engaging experts who can assist it in identifying the perpetrators behind this coordinated action.

The Company endeavors to provide full and accurate disclosure to investors and rebut any false claims that attempt to impair market confidence in FingerMotion’s business, operations and financial statements. The Company is committed to maintaining the highest standards of corporate governance, as well as transparent and timely disclosure in compliance with the applicable rules and regulations of the United States Securities and Exchange Commission and the Nasdaq rules.

Furthermore, the Company recently filed the Form S-3 registration statement which was declared effective by the SEC on September 29, 2023. The Form S-3 is an unallocated universal shelf registration statement for $300 million of securities of FingerMotion of which only $25 million has been allocated to an at-the-market offering. The Company is aware that any fund raising at current levels would be entirely too dilutive to the shareholders and the Form S-3 is in place to enable thoughtful access to capital should the need arise. The Company has no current plans in place to utilize the ATM but has made the allocation in the best interests of its shareholders given the prolonged uncertainty and volatility in the capital markets.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated October 4, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: October 4, 2023	By:	/s/ Martin J. Shen
Martin J. Shen
CEO